DT INDUSTRIES, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)
                                   (unaudited)


                                               Three Months Ended                   Six Months Ended
                                         -----------------------------       -----------------------------
                                         December 28,     December 29,       December 28,     December 29,
                                             1997             1996               1997             1996
                                         ------------     ------------       ------------     ------------
Income before extraordinary loss          $    8,228       $    6,038         $   14,763       $   10,911

Extraordinary loss                               ---             ---               1,200              324
                                         ------------     ------------       ------------     ------------
Net income                                $    8,228       $    6,038         $   13,563       $   10,587
                                         ============     ============       ============     ============
Basic:

  Basic weighted average
    shares outstanding                        11,322            9,829             11,312            9,417
                                         ============     ============       ============     ============
  Basic earnings per share before
    extraordinary loss                    $     0.73       $     0.61         $     1.31       $     1.16

   Extraordinary loss                            ---              ---               0.11             0.04
                                         ------------     ------------       ------------     ------------
   Basic net income per share             $     0.73       $     0.61         $     1.20       $     1.12
                                         ============     ============       ============     ============

Income before extraordinary loss          $    8,228       $    6,038         $   14,763       $   10,911

Extraordinary loss                               ---              ---              1,200              324
                                         ------------     ------------       ------------     ------------
Net income                                     8,228            6,038             13,563           10,587

Interest expense on mandatorily
  redeemable convertible preferred
  securities, net of applicable
  income taxes                                   752              ---              1,504              ---
                                         ------------     ------------       ------------     ------------
Net income, adjusted                      $    8,980       $    6,038         $   15,067       $   10,587
                                         ============     ============       ============     ============
Diluted:

  Weighted average number of shares
    outstanding                               11,322            9,829             11,312            9,417

  Add dilutive effect of stock
    options based on treasury
    stock method using average
    market price                                 399              537                410              467

  Add shares contingently issuable
    to the former owner of Kalish
    assuming maximum future earnings             124              112                124              112

  Assumed conversion of convertible
    preferred securities                       1,806              ---              1,806              ---
                                         ------------     ------------       ------------     ------------
                                              13,651           10,478             13,652            9,996
                                         ============     ============       ============     ============
Diluted earnings per share before
  extraordinary loss                      $     0.66       $     0.58         $     1.19       $     1.09

Extraordinary loss                               ---             ---                0.09             0.03
                                         ------------     ------------       ------------     ------------
Diluted net income per share              $     0.66       $     0.58         $     1.10       $     1.06
                                         ============     ============       ============     ============
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